SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

TEEKAY LNG PARTNERS L.P.

(Exact name of registrant as specified in its charter)

REPUBLIC OF THE MARSHALL ISLANDS	Not Applicable

(Jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

TK House
Bayside Executive Park
Wesy Bay Street and Blake Road
P.O. Box AP-59212
Nassau, Commonwealth of the Bahamas

(Address of principal executive offices, including zip code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which
to be so registered	each class is to be registered

Common Units representing limited partner interests	New York Stock Exchange

     If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☑

     If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-120727

Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1.     Description of Registrants’ Securities to be Registered.

A description of common units representing limited partner interests in Teekay LNG Partners L.P. (the “Registrant”) is set forth under the captions “Summary,” “Cash Distribution Policy,” “Description of the Common Units,” “The Partnership Agreement,” “Material U.S. Federal Income Tax Consequences” and “Non-United States Tax Consequences” in the prospectus to be filed by the Registrant pursuant to Rule 424(b) under the Securities Act of 1933, as amended, which prospectus will constitute a part of the Registrant’s Registration Statement on Form F-1, as amended (Registration No. 333-120727) (the “Registration Statement”), initially filed with the Securities and Exchange Commission on November 23, 2004. Such prospectus, in the form in which it is so filed, shall be deemed to be incorporated herein by reference.

Item 2.     Exhibits.

Exhibit No.	Description

1
Registrant’s Registration Statement on Form F-1, as amended (Registration No. 333-120727), as filed with the Securities and Exchange Commission on November 23, 2004 and as subsequently amended (incorporated herein by reference).

2	Certificate of Limited Partnership of Teekay LNG Partners L.P. (incorporated herein by reference to Exhibit 3.1 to the Registration Statement).

3	Form of First Amended and Restated Agreement of Limited Partnership of Teekay LNG Partners L.P. (incorporated herein by reference to Exhibit 3.2 to the Registration Statement).

SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

     Date: April 21, 2005

TEEKAY LNG PARTNERS L.P. By: Teekay GP L.L.C.
By	/s/ Peter Evensen
	Name:	Peter Evensen
	Title:	Chief Executive Officer